EXHIBIT 4.2

EXECUTION VERSION

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST,

as Issuer

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

and

STERLING JEWELERS INC.,

as Servicer

SERIES 2014-A INDENTURE SUPPLEMENT

Dated as of May 15, 2014

i

Table of Contents
(continued)

ii

EXHIBITS

EXHIBIT A-1	FORM OF CLASS A NOTE
EXHIBIT A-2	FORM OF CLASS B NOTE
EXHIBIT B	FORM OF MONTHLY STATEMENT
EXHIBIT C	FORM OF MONTHLY SERVICER’S CERTIFICATE
EXHIBIT D	FORM OF NOTICE OF LIMITED AMORTIZATION
EXHIBIT E	FORM OF NOTICE OF OPTIONAL AMORTIZATION
EXHIBIT F	FORM OF CLASS B NOTE PRINCIPAL BALANCE INCREASE REQUEST
EXHIBIT G	FORM OF INVESTMENT LETTER

iii

SERIES 2014-A INDENTURE SUPPLEMENT, dated as of May 15, 2014 (this “Indenture Supplement”), among STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (herein, the “Issuer” or the “Trust”), STERLING JEWELERS INC., a Delaware corporation, as Servicer (the “Servicer”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the “Indenture Trustee”) under  the Master Indenture, dated as of November 2, 2001 (the “Indenture”) among the Issuer, the Servicer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the “Agreement”).

Pursuant to Section 2.12 of the Indenture, the Transferor may direct the Issuer to issue one or more Series of Notes.  The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

ARTICLE I

Creation of the Series 2014-A Notes

Section 1.01.     Designation.

(a)           There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “Sterling Jewelers Receivables Master Note Trust, Series 2014-A Notes” or the “Series 2014-A Notes.”  The Series 2014-A Notes shall be issued in two Classes, the first of which shall be known as the “Class A Series 2014-A Asset Backed Variable Funding Notes” and the second of which shall be known as the “Class B Series 2014-A Asset Backed Variable Funding Notes.”  The Series 2014-A Notes shall be due and payable on the Series 2014-A Final Maturity Date.

(b)           Series 2014-A shall be included in Group One and shall be a Principal Sharing Series with respect to Group One only.  Series 2014-A shall be an Excess Allocation Series with respect to Group One only. Series 2014-A shall not be subordinated to any other Series.

[END OF ARTICLE I]

ARTICLE II

Definitions

Section 2.01.     Definitions.

(a)           Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Account Addition Test” for the purposes of the Transfer and Servicing Agreement, shall have the meaning specified in the side letter among the Transferor, the Servicer and the Issuer dated as of the date hereof.

“Administrative Agent” shall mean the “Agent” as such term is defined in the Note Purchase Agreement.

“Amortization Date” shall mean the earliest to occur of (i) the date after May 14, 2015 designated by the Trust as the Amortization Date at any time upon seven (7) Business Days’ written notice to the Administrative Agent, the Transferor, the Indenture Trustee and the Servicer, (ii) the Pay Out Commencement Date and (iii) the Scheduled Expiration Date.

“Applicable Law” shall have the meaning specified in Section 8.11.

“Available Finance Charge Collections” shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Finance Charge Collections allocated to Series 2014-A pursuant to subsection 4.01(c)(i) for such Monthly Period, (b) the Excess Finance Charge Collections allocated to Series 2014-A for such Monthly Period, and (c) investment earnings on funds in the Special Funding Account (net of investment expenses and losses) allocable to Series 2014-A for the period from and including the immediately preceding Distribution Date to but excluding the related Distribution Date.

“Available Principal Collections” shall mean, with respect to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.06 are required to be applied on the related Distribution Date, plus (c) any Shared Principal Collections with respect to other Principal Sharing Series in Group One (including any amounts on deposit in the Special Funding Account that are allocated to Series 2014-A pursuant to the Indenture for application as Shared Principal Collections), plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to subsections 4.04(a)(iii), (iv) and (v) for the related Distribution Date, minus (e) any Principal Collections that have been used to effect an Optional Amortization during such Monthly Period.

“Base Invested Amount” shall mean, with respect to any Monthly Period, (a) the Initial Invested Amount, plus (b) the aggregate amount of any Note Principal Balance Increases occurring on or prior to the first day of such Monthly Period minus (c) the aggregate decreases in the Note Principal Balance for any Limited Amortization Period and/or Optional Amortization preceding such Monthly Period.

“Base Rate” shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest and the Monthly Servicing Fee, each with respect to the related Distribution Date, and the denominator of which is the Note Principal Balance as of the first day of such Monthly Period.

“Business Day” shall have the meaning specified in the Note Purchase Agreement.

“Class A Facility Limit” shall mean the “Facility Limit” as that term is defined in the Note Purchase Agreement.

“Class A Monthly Interest” shall have the meaning specified in subsection 4.02(a).

“Class A Note Initial Principal Balance” shall mean $0.00.

“Class A Note Interest Rate” shall mean the “Class A Note Rate” as that term is defined in the Note Purchase Agreement.

“Class A Note Principal Balance” shall mean, on any date of determination, an amount equal to (a) the Class A Note Initial Principal Balance, plus (b) the aggregate amount of Class A Note Principal Balance Increases made on or prior to such date, minus (c) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

“Class A Note Principal Balance Increase” shall have the meaning specified in subsection 4.11(a).

“Class A Noteholder” shall mean the Person and any successors or assigns permitted hereunder in whose name a Class A Note is registered in the Note Register.  The initial Class A Noteholder is J.P. Morgan Chase Bank, N.A., as Administrative Agent, on behalf of the Purchasers.

“Class A Notes” shall mean any one of the Class A Series 2014-A Asset Backed Variable Funding Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.

“Class A Required Amount” shall mean, with respect to any Distribution Date, an amount equal to the excess of the amounts described in subsections 4.04(a)(i) and 4.04(a)(ii) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

“Class B Note Initial Principal Balance” shall mean $0.00.

“Class B Note Principal Balance” shall mean, on any date of determination, an amount equal to (a) the Class B Note Initial Principal Balance, plus (b) the aggregate amount of Class B Note Principal Balance Increases made on or prior to such date, minus (c) the aggregate amount of principal payments made to the Class B Noteholders prior to such date.

“Class B Note Principal Balance Increase” shall have the meaning specified in subsection 4.11(b).

“Class B Noteholder” shall mean the Person and any successors or assigns permitted hereunder in whose name a Class B Note is registered in the Note Register.

“Class B Notes” shall mean any one of the Class B Series 2014-A Asset Backed Variable Funding Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-2.

“Closing Date” shall mean May 15, 2014.

“Consignment Reserve Amount” shall mean, on any date of determination, an amount equal to the inventory value (as determined by the Servicer as of the last Business Day of the prior calendar week) of all consigned merchandise of all Consignment Vendors which merchandise is on consignment with the Seller.

“Consignment Vendor” shall mean, on any date of determination, a vendor who has on file an effective UCC-1 financing statement naming the Seller as debtor (or consignee) and describing collateral consisting of consigned merchandise, which financing statement, as amended, does not (i) exclude or disclaim a security interest in proceeds of such consigned merchandise or (ii) relate to a consignment agreement or other security agreement that expressly excludes or disclaims a security interest in proceeds of such consigned merchandise.

“Controlled Amortization Amount” shall mean, for any Distribution Date with respect to the Controlled Amortization Period, one-tenth of the Note Principal Balance as of the end of the Revolving Period (rounded upward to the nearest dollar).

“Controlled Amortization Period” shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on the Termination Date (as such term is defined in the Note Purchase Agreement excluding clause (b) thereof), and ending on the first to occur of (a) the commencement of the Early Amortization Period and (b) the Series 2014-A Termination Date.

“Controlled Distribution Amount” shall mean, for any Distribution Date with respect to the Controlled Amortization Period, an amount equal to the sum of the Controlled Amortization Amount for such Distribution Date and any Deficit Controlled Amortization Amount for the immediately preceding Distribution Date.

“Credit Agreement” shall mean, the Credit Agreement dated as of May 24, 2011, among Signet Group Limited, Signet Group Treasury Services, Inc., Signet Jewelers Limited, the additional borrower party thereto, the lenders party thereto, J.P. Morgan Chase Bank, N.A., Barclays Capital, Fifth Third Bank, PNC Bank, National Association, RBS Citizens, N.A., and Standard Chartered Bank, as the same may be amended and restated, amended, supplemented or otherwise modified from time to time.

“Deficit Controlled Amortization Amount” shall mean (a) on the first Distribution Date of the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount for such Distribution Date over the aggregate amount distributed to the Class A Noteholders and Class B Noteholders as principal on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Distribution Amount for such Distribution Date over the aggregate amount distributed to Class A Noteholders and Class B Noteholders on such Distribution Date.

“Distribution Date” shall mean, initially, July 21, 2014, and thereafter, the 20th calendar day of each calendar month; provided, that if such date is not a Business Day, the next succeeding Business Day.

“Early Amortization Period” shall mean the period commencing on the Business Day immediately preceding the day on which a Pay Out Event is deemed to have occurred, and ending on the Series 2014-A Termination Date.

“Event of Default” shall mean an “Event of Default” specified in Section 5.02 of the Indenture or an “Event of Default” specified in Section 5.01 of the Note Purchase Agreement.

“Finance Charge Collections” shall have the meaning specified in Section 4.01(c)(i).

“Finance Charge Shortfall” shall have the meaning specified in Section 4.07.

“Fixed Investor Percentage” shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Invested Amount as of the close of business on the last day of the Revolving Period or the last day prior to the suspension thereof, as the case may be, and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the close of business on the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust as of the Closing Date) and (B) the principal amount on deposit in the Special Funding Account as of the close of business on such day (or with respect to the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to Principal Receivables or Finance Charge Receivables, as applicable, for all Series outstanding as of the date as to which such determination is being made provided, however, that with respect to any Monthly Period in which a Removal Date occurs, the amount in clause (b)(i)(A) above shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period, for the period from and including the first day of such Monthly Period to but excluding the related Removal Date, and (2) the aggregate amount of Principal Receivables in the Trust as of the close of business on the related Removal Date, after adjusting for the aggregate amount of Principal Receivables removed from the Trust on the related Removal Date, for the period from and including the related Removal Date to and including the last day of such Monthly Period.

“Floating Investor Percentage” shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Invested Amount as of the close of business on the previous day and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the close of business on such last day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (B) the principal amount on deposit in the Special Funding Account as of the close of business on such last day (or with respect to the first Monthly Period, as of the Closing Date) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to Finance Charge Receivables, Defaulted Amounts or Principal Receivables, as applicable, for all Series outstanding as of the date as to which such determination is being made; provided, however, that with respect to any Monthly Period in which a Removal Date occurs, the amount in clause (b)(i)(A) above shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period, for the period from and including the first day of such Monthly Period to but excluding the related Removal Date and (2) the aggregate amount of Principal Receivables in the Trust as of the close of business on the related Removal Date, after adjusting for the aggregate amount of Principal Receivables removed from the Trust on the related Removal Date for the period from and including the related Removal Date to and including the last day of such Monthly Period.

“Group One” shall mean Series 2014-A and each other Series hereafter specified in the related Indenture Supplement to be included in Group One.

“Indebtedness” shall have the meaning given to it in the Credit Agreement.

“Initial Invested Amount” shall mean $0.00.

“Interest Period” shall mean, with respect to any Distribution Date, the period from and including the first day of the calendar month immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the last day of the calendar month immediately preceding such Distribution Date.

“Invested Amount” shall mean, as of any date of determination, an amount equal to the Initial Invested Amount, plus the aggregate amount of Note Principal Balance Increases made on or prior to such date, minus the amount of principal previously paid to the Series 2014-A Noteholders, minus the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to subsection 4.04(a)(v) prior to such date.

“Investment Letter” shall have the meaning specified in Section 8.03(c).

“Investor Charge-Offs” shall have the meaning specified in Section 4.05.

“Investor Default Amount” shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Investor Percentage as of the first day of the related Monthly Period.

“Investor Finance Charge Collections” shall mean, with respect to any Monthly Period, an amount equal to the Investor Percentage on the first day of such Monthly Period of Collections of Finance Charge Receivables (including Recoveries treated as Collections of Finance Charge Receivables) deposited in the Collection Account for such Monthly Period.

“Investor Percentage” shall mean (a) for any day during a Monthly Period, with respect to Defaulted Amounts at all times and Finance Charge Receivables and Principal Receivables during the Revolving Period, the Floating Investor Percentage and (b) for any day during a Monthly Period, with respect to Finance Charge Receivables and Principal Receivables during the Controlled Amortization Period or the Early Amortization Period or any Limited Amortization Period, the Fixed Investor Percentage.

“Investor Principal Collections” shall mean, with respect to any Monthly Period, the aggregate amount retained in the Collection Account pursuant to subsection 4.01(c)(ii) for such Monthly Period.

“Limited Amortization” shall have the meaning specified in subsection 4.09(a).

“Limited Amortization Amount” shall have the meaning specified in subsection 4.09(a).

“Limited Amortization Period” shall mean, with respect to any Limited Amortization, the period beginning on the first day of the first Monthly Period for which any effective notice of Limited Amortization was delivered pursuant to subsection 4.09(a) and ending on the earlier of (i) the date on which Principal Collections equal to the Limited Amortization Amount have been deposited into the Collection Account and (ii) the commencement of the Controlled Amortization Period or the Early Amortization Period.

“Loan Party” shall have the meaning given to it in the Credit Agreement.

“Material Indebtedness” shall have the meaning given to it in the Credit Agreement.

“Material Subsidiary” shall have the meaning given to it in the Credit Agreement.

“Minimum Class B Note Payment Amount” shall mean, on any date, an amount equal to the lesser of (i) the amount by which the Class B Note Principal Balance exceeds the Required Class B Note Principal Balance and (ii) the amount by which the Consignment Reserve Amount on the date that a payment of principal was made with respect to the Class B Notes prior to such date exceeds the Consignment Reserve Amount on such date.

“Monthly Delinquent Receivables Ratio” shall mean with respect to the last day of any prior Monthly Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of all Principal Receivables which are more than 90 days past due per the contractual method and the denominator of which is the aggregate amount of Principal Receivables as of the last day of the immediately preceding Monthly Period.

“Monthly Period” shall mean, with respect to any Distribution Date, the period from and including the first day of the calendar month immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the last day of the calendar month immediately preceding such Distribution Date.

“Monthly Principal” shall mean the monthly principal distributable in respect of the Notes as calculated in accordance with Section 4.03.

“Monthly Principal Reallocation Amount” shall mean, with respect to any Monthly Period, an amount equal to the lower of (i) the Class A Required Amount and (ii) the greater of (a)(x) the product of (I) 32.5% and (II) the Base Invested Amount for such Monthly Period minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date) and (b) zero.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.01.

“Monthly Statement” shall have the meaning specified in subsection 5.03(a).

“Note Assignment” shall have the meaning specified in subsection 8.03(e).

“Note Principal Balance” shall mean, on any date of determination, an amount equal to the sum of the Class A Note Principal Balance and the Class B Note Principal Balance.

“Note Principal Balance Increase” shall mean a Class A Note Principal Balance Increase and a Class B Note Principal Balance Increase.

“Note Purchase Agreement” shall mean the note purchase agreement, dated as of May 15, 2014, among the Trust, the Transferor, the Servicer, each conduit purchaser party thereto from time to time, each committed purchaser party thereto from time to time, and the Administrative Agent, as amended, modified and supplemented from time to time.

“Optional Amortization” shall have the meaning specified in subsection 4.09(b).

“Optional Amortization Amount” shall have the meaning specified in subsection 4.09(b).

“Optional Amortization Date” shall have the meaning specified in subsection 4.09(b).

“Participant” shall have the meaning specified in subsection 8.03(f).

“Pay Out Commencement Date” shall mean the date on which a Trust Pay Out Event occurs pursuant to Section 5.01 of the Indenture or a Series 2014-A Pay Out Event occurs pursuant to Section 6.01.

“Pay Out Event” shall mean a Trust Pay Out Event or a Series 2014-A Pay Out Event.

“Percentage Allocation” shall have the meaning specified in subsection 4.01(c)(ii)(y).

“Performance Guarantor” means Signet Jewelers Ltd.

“Permitted Note Participant” shall mean (i) the institution which is the Administrative Agent, (ii) each bank or financial institution specified as a Permitted Note Participant in a letter, dated as of the date hereof, and available to Series 2014-A Noteholders at the Corporate Trust Office of the Indenture Trustee from the Transferor, as such letter may be modified from time to time by the Transferor; provided that such modifications do not result in fewer than twenty-five (25) banks or financial institutions being specified in such letter and (iii) any other Person to which the Transferor may consent, which consent shall be withheld only on the basis that, following such Person’s becoming a Class B Noteholder or the holder of a participation interest in the rights of a Class B Noteholder, the number of Private Holders would exceed eighty (80) (assuming that each bank or financial institution specified as a Permitted Note Participant in the letter described in clause (ii) hereof is a Private Holder) or otherwise cause the Trust to be in jeopardy of being taxable as a publicly traded partnership pursuant to Section 7704 of the Code).

“Portfolio Yield” shall mean, with respect to any Monthly Period on the first day of which a Class A Note Principal Balance is outstanding, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) Investor Finance Charge Collections with respect to such Monthly Period, plus (ii) the Series 2014-A Investor Percentage of investment earnings on funds in the Special Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date, in each case, deposited into the Collection Account on the Distribution Date relating to such Monthly Period, such sum to be calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period and the Series 2014-A Investor Percentage of any Adjustment Payments which the Transferor is required but fails to make for such Monthly Period, and (b) the denominator of which is the Note Principal Balance as of the first day of such Monthly Period; provided, however, that Excess Finance Charge Collections that are allocated to Series 2014-A with respect to such Monthly Period may be added to the numerator if the Transferor shall have provided ten (10) Business Days prior written notice of such action to the Administrative Agent and the Administrative Agent shall have consented in writing to such action.

“Private Holder” shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or in part by reference to the Trust (including the assets of the Trust, income of the Trust or distributions made by the Trust), but excluding any interest in the Trust represented by any Series or Class of Notes or any other interest as to which the Transferor has provided to the Indenture Trustee an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes, in each case, provided such interest is not convertible or exchangeable into an interest in the Trust or the Trust’s income or equivalent value.  Notwithstanding the immediately preceding sentence, “Private Holder” shall also include any other Person that the Transferor determines is, may be or may become, a “partner” within the meaning of Section 1.7704-1(h)(1)(ii) (including by reason of Section 1.7704-1(h)(3)) of the United States Treasury Regulations.  “Private Holders” shall include the Holders of the Transferor Certificates or Trust Certificate or any interest in either, the Servicer and the Class B Noteholders (but not the Class A Noteholders).  Any Person holding more than one interest in the Trust each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder.  Each holder of an interest in a Private Holder which is a partnership, a corporation or a grantor trust under the Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that following the related transfer, the number of Private Holders would not exceed eighty (80)).

“Purchaser” shall have the meaning specified in the Note Purchase Agreement.

“Reallocated Principal Collections” shall, with respect to any Distribution Date, have the meaning specified in Section 4.06.

“Reassignment Amount” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the outstanding principal balance of the Series 2014-A Notes on such Distribution Date and (ii) the Class A Monthly Interest for such Distribution Date plus any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date.

“Required Class B Note Principal Balance” shall mean on any date of determination, the sum of 32.5% of the Invested Amount on such date after taking into account any adjustments to be made on such date and (ii) the Consignment Reserve Amount on such date.

“Required Transferor Percentage” shall mean 10% of the principal balance of Eligible Receivables in the Trust. The Required Transferor Percentage shall increase to 15% in the event the Performance Guarantor’s public debt rating falls below “BB+” from Standard and Poor’s or “Ba2” from Moody’s

“Revolving Period” shall mean the period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding (i) the day the Controlled Amortization Period commences and (ii) the Early Amortization Period commences; provided, however, that the Revolving Period will be temporarily suspended for the duration of any Limited Amortization Period.

“Scheduled Expiration Date” shall have the meaning specified in the Note Purchase Agreement.

“Series 2014-A” shall mean the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series 2014-A Final Maturity Date” shall mean the last day of the forty-eighth calendar month commencing after the Amortization Date.

“Series 2014-A Noteholder” shall mean a Class A Noteholder and/or a Class B Noteholder, as the context may require.

“Series 2014-A Notes” shall mean the Class A Notes and the Class B Notes.

“Series 2014-A Pay Out Event” shall have the meaning specified in Section 6.01.

“Series 2014-A Investor Percentage” shall mean, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Invested Amount and the denominator of which is the sum of the Invested Amounts relating to all other Series then outstanding.

“Series 2014-A Principal Shortfall” shall have the meaning specified in subsection 4.08(a).

“Series 2014-A Termination Date” shall mean the earliest to occur of (i) the day after the Distribution Date on which the Series 2014-A Notes are paid in full, (ii) the Distribution Date on which the proceeds of Receivables sold pursuant to Section 7.02 are distributed to the Series 2014-A Noteholders pursuant to Section 5.02 and (iii) the termination of the Trust pursuant to the Trust Agreement.

“Servicing Fee Rate” shall mean 2.00% per annum.

“Weighted Average Invested Amount” shall mean, for any period, the sum of the Invested Amounts for each day in such period divided by the number of days in such period.

(b)           Each capitalized term defined herein shall relate to the Series 2014-A Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires.  All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement.  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement, the terms and provisions of this Indenture Supplement shall govern.

(c)           The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term “including” means “including without limitation.”

[END OF ARTICLE II]

ARTICLE III

Servicing Fee

Section 3.01.     Servicing Compensation.  The share of the Servicing Fee allocable to the Series 2014-A Noteholders with respect to any Distribution Date (the “Monthly Servicing Fee”) shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) (i) the Weighted Average Invested Amount for the Monthly Period preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Floating Investor Percentage as of the last day of such Monthly Period; provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to the product of (a) the Servicing Fee Rate and (b) (i) the Weighted Average Invested Amount for the first Monthly Period, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Floating Investor Percentage as of the last day of such Monthly Period and (c) a fraction, the numerator of which is equal to the number of days beginning on and including the date of the first Note Principal Balance Increase to but not including the first Distribution Date and the denominator of which is equal to 360.  The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Certificates or the noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Trust, the Indenture Trustee or the Series 2014-A Noteholders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Certificates or the noteholders of any other Series.  To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section 3.01 and Section 4.04, it shall be paid by the Holders of the Transferor Certificates.  In no event shall the Indenture Trustee be responsible for the Servicing Fee.

[END OF ARTICLE III]

ARTICLE IV

Rights of Series 2014-A Noteholders
and Allocation and Application of Collections

Section 4.01.     Collections and Allocations.

(a)           Allocations.  Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables allocated pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

(b)           Payments to the Transferor.  On each Deposit Date, the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Certificates the following amounts:

(i)            an amount equal to the Transferor Percentage for the related Monthly Period of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date; and

(ii)           an amount equal to the Transferor Percentage for the related Monthly Period of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, if the Transferor Interest (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds zero.

The withdrawals to be made from the Collection Account pursuant to this subsection 4.01(b) shall not apply to deposits into the Collection Account that do not represent Collections, including payment of (i) the purchase price for the Receivables pursuant to Sections 2.06 or 7.01 of the Transfer and Servicing Agreement, (ii) the purchase price for the Notes pursuant to Section 11.04 of the Indenture and (iii) the redemption price for the Series 2014-A Notes pursuant to Section 7.01.

(c)           Allocations to the Series 2014-A Noteholders.  The Servicer shall, prior to the close of business on any Deposit Date, allocate to the Series 2014-A Noteholders the following amounts as set forth below:

(i)             Allocations of Finance Charge Collections.  The Servicer shall allocate to the Series 2014-A Noteholders and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date (such amount, the “Finance Charge Collections”).

(ii)           Allocations of Principal Collections.  The Servicer shall allocate to the Series 2014-A Noteholders the following amounts as set forth below:

(x)           Allocations During the Revolving Period.  During the Revolving Period an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2014-A Noteholders sequentially (i) first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and (ii) second, at the request of the Class B Noteholders and only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day), paid to the Class B Noteholders as principal up to the Minimum Class B Note Payment Amount and (iii) third, paid to the Holders of the Transferor Certificates only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(y)           Allocations During any Limited Amortization Period.  During any Limited Amortization Period an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date (the product for any such date is hereinafter referred to as a “Percentage Allocation”) shall be allocated to the Series 2014-A Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that if the sum of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the Limited Amortization Amount, then such excess shall not be treated as a Percentage Allocation and shall be (i) first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, (ii) second, at the request of the Class B Noteholders and only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day), paid to the Class B Noteholders as principal up to the Minimum Class B Note Payment Amount and (iii) third, paid to the Holders of the Transferor Certificates only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(z)           Allocations During the Controlled Amortization Period or the Early Amortization Period.  During the Controlled Amortization Period or the Early Amortization Period, an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2014-A Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which the amount of such Collections equal to (x) the Controlled Distribution Amount, during the Controlled Amortization Period, or (y) the Invested Amount, during the Early Amortization Period, has been deposited into the Collection Account and allocated to the Series 2014-A Noteholders, any excess over such amount shall (i) first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, (ii) second, at the request of the Class B Noteholders and only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day), paid to the Class B Noteholders as principal up to the Minimum Class B Note Payment Amount and (iii) third, paid to the Holders of the Transferor Certificates only if the Transferor Interest on such date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(d)           Notwithstanding anything to the contrary in this Section 4.01, (i) if on any date the aggregate amount of Principal Receivables is less than the Required Minimum Principal Balance, the Investor Percentage of all Collections of Principal Receivables on such date shall, unless such Collections are to be retained in the Collection Account, be deposited in the Special Funding Account and (ii) Collections of Principal Receivables that are otherwise payable to the Holders of the Transferor Certificate may, at the option of such Holders, remain in the Collection Account for possible application to a Limited Amortization or Optional Amortization.  Such Holders shall give prompt notice to the Administrative Agent of the retention of such Collections in the Collection Account.

Section 4.02.     Determination of Class A Monthly Interest.

(a)           The amount of monthly interest (“Class A Monthly Interest”) payable from the Collection Account with respect to the Class A Notes on any Distribution Date shall be an amount determined as provided in the Note Purchase Agreement.

(b)           The Class B Notes shall not accrue interest.

Section 4.03.     Determination of Monthly Principal.  The amount of monthly principal payable from the Collection Account with respect to the Series 2014-A Notes on each Distribution Date (the “Monthly Principal”), beginning with the Distribution Date in the month following the month in which the Controlled Amortization Period or, if earlier, a Limited Amortization Period or the Early Amortization Period, begins, shall be equal to the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Controlled Amortization Period, the Controlled Distribution Amount for such Distribution Date, (iii) for each Distribution Date with respect to a Limited Amortization Period, the aggregate Limited Amortization Amount remaining outstanding on such Distribution Date and (iv) the Invested Amount (after taking into account any adjustments to be made on such Distribution Date pursuant to Sections 4.05 and 4.06).

Section 4.04.     Application of Available Finance Charge Collections and Available Principal Collections.  The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Available Finance Charge Collections and Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

(a)           an amount equal to the Available Finance Charge Collections with respect to such Distribution Date will be distributed or deposited in the following priority:

(i)             first, an amount equal to Class A Monthly Interest for such Distribution Date to the Class A Noteholders;

(ii)           second, an amount equal to the Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section 8.04 of the Indenture);

(iii)           third, an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;

(iv)           fourth, an amount equal to the Series 2014-A Investor Percentage of Adjustment Payments which the Transferor is required but fails to make pursuant to Section 3.09 of the Transfer and Servicing Agreement shall be treated as Available Principal Collections for such Distribution Date;

(v)            fifth, an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this subparagraph (v) shall be treated as a portion of Available Principal Collections for such Distribution Date;

(vi)          sixth, any other amounts that the Trust or the Transferor may from time to time be liable for hereunder or in the Note Purchase Agreement with respect to such Distribution Date and that are not otherwise provided for in subsections 4.04(a)(i) through (v) above will be paid to the Class A Noteholders;

(vii)         seventh, if an Event of Default and acceleration of the Series 2014-A Notes has occurred, an amount up to the outstanding principal balance of the Series 2014-A Notes will be treated as Available Principal Collections for such Distribution Date; and

(viii)        eighth, the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group One or to the Holders of the Transferor Certificates as described in Section 8.08 of the Indenture and Section 4.01;

(b)           (i) if such Distribution Date is with respect to the Revolving Period (and is not an Optional Amortization Date), an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture; and

(ii)            if such Distribution Date is an Optional Amortization Date with respect to the Revolving Period, an amount equal to the Optional Amortization Amount designated by the Issuer pursuant to subsection 4.09(b) as being payable to the Class A Noteholders on such Optional Amortization Date shall be distributed to the Class A Noteholders;

(c)            if such Distribution Date is with respect to a Limited Amortization Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed or deposited in the following order of priority:

(i)             first, an amount up to the portion of the applicable Limited Amortization Amount designated by the Issuer pursuant to subsection 4.09(a) as being payable to the Class A Noteholders which has not been previously distributed with respect to such Limited Amortization Period shall be distributed to the Class A Noteholders;

(ii)           second, an amount up to the portion of the applicable Limited Amortization Amount designated by the Issuer pursuant to subsection 4.09(a) as being payable to the Class B Noteholders which has not been previously distributed with respect to such Limited Amortization Period shall be distributed to the Class B Noteholders; and

(iii)           third, the balance of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.

(d)           On each Distribution Date if such Distribution Date is with respect to a Controlled Amortization Period or an Early Amortization Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed or deposited in the following order of priority:

(i)            first, an amount, to the extent available as allocated pursuant to subsection 4.01(c)(ii)(z), up to the Class A Note Principal Balance shall be paid to the Class A Noteholders;

(ii)           second, for each Distribution Date beginning on the Distribution Date on which the Class A Note Principal Balance has been paid in full, an amount, to the extent available, up to the Class B Note Principal Balance shall be paid to the Class B Noteholders;

(iii)           third, the balance of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.

Section 4.05.     Investor Charge-Offs.  On each Determination Date, the Servicer shall calculate the Investor Default Amount, if any, and the Series 2014-A Investor Percentage of unpaid Adjustment Payments, if any, for such Distribution Date.  If, on any Distribution Date, the Investor Default Amount and the Series 2014-A Investor Percentage of unpaid Adjustment Payments, if any, for such Distribution Date exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to subsection 4.04(a)(iii) and (iv) with respect to such Distribution Date, the Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Distribution Date) shall be reduced by the amount of such excess, but not by more than the lesser of (x) the sum of the Investor Default Amount and the Series 2014-A Investor Percentage of unpaid Adjustment Payments and (y) the Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Distribution Date) for such Distribution Date (such reduction, an “Investor Charge-Off’).

Section 4.06.     Reallocated Principal Collections.  On each Distribution Date, the Servicer shall apply, or shall cause the Indenture Trustee to apply, Investor Principal Collections with respect to such Distribution Date to fund any deficiency under subsections 4.04(a)(i) and (ii), in that order of priority in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period (the amount of Investor Principal Collections so applied, “Reallocated Principal Collections”).  On each Distribution Date, the Invested Amount shall be reduced by the amount of Reallocated Principal Collections for such Distribution Date.

Section 4.07.     Excess Finance Charge Collections.  Series 2014-A shall be an Excess Allocation Series with respect to Group One only.  Subject to Section 8.08 of the Indenture, Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One for any Distribution Date will be allocated to Series 2014-A in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2014-A for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Distribution Date.  The “Finance Charge Shortfall” for Series 2014-A for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.04(a)(i) through (vii) on such Distribution Date over (b) the Finance Charge Collections allocated to Series 2014-A pursuant to subsection 4.01(c)(i) for the related Monthly Period.

Section 4.08.     Shared Principal Collections.  Subject to Section 8.05 of the Indenture, Shared Principal Collections with respect to the Series in Group One for any Distribution Date will be allocated to Series 2014-A in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Series 2014-A Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group One for such Distribution Date.  The “Series 2014-A Principal Shortfall” will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Distribution Amount with respect to such Distribution Date over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), (c) for any Distribution Date with respect to any Limited Amortization Period, the excess, if any, of the outstanding Limited Amortization Amount for such Distribution Date over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), and (d) for any Distribution Date with respect to the Early Amortization Period, the excess, if any, of the Invested Amount over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

Section 4.09.     Suspension of the Revolving Period; Limited Amortization Period and Optional Amortization.

(a)            Limited Amortization.  Subject to the terms and conditions of the Transfer and Servicing Agreement, the Indenture, this Indenture Supplement, the Class A Notes and the Class B Notes, the Issuer may elect at any time during the period beginning on the Closing Date and ending on the earlier to occur of (i) the commencement of the Early Amortization Period and (ii) the Controlled Amortization Period unless a Pay Out Event shall have occurred prior thereto, to temporarily suspend the Revolving Period and cause a Limited Amortization Period to commence for one or more Monthly Periods (a “Limited Amortization”) by giving to each of the Indenture Trustee, the Servicer and the Administrative Agent a written notice of Limited Amortization substantially in the form of Exhibit D at least two (2) Business Days prior to the first day of the Monthly Period in which such Limited Amortization Period is scheduled to commence, which notice shall specify an amount (a “Limited Amortization Amount”) for such Limited Amortization Period; provided, however, that any Limited Amortization Amount shall be in an amount of $1,000,000 or any higher multiple of $100,000; provided, further, that the Issuer may not cause a Limited Amortization Period to commence unless, in the reasonable belief of the Issuer and the Transferor, such Limited Amortization Period would not result in the occurrence of a Pay Out Event.  Notwithstanding anything herein to the contrary, the Issuer may elect to cause or cancel a Limited Amortization or to increase or decrease the Limited Amortization Amount by giving written notice of each such Limited Amortization or cancellation thereof, and each such increase or decrease to each of the Indenture Trustee, the Servicer and the Administrative Agent no later than two (2) Business Days following each Monthly Period in such Limited Amortization Period.

(b)           Optional Amortization.  On any Business Day during the Revolving Period, the Issuer may cause the Servicer to provide written notice to the Transferor, the Indenture Trustee, the Administrative Agent and the Class A Noteholders (an “Optional Amortization Notice”) in the form of Exhibit E at least three (3) Business Days prior to the day such optional amortization is to occur (an “Optional Amortization Date”) stating its intention to cause a full or partial payment of principal of the Series 2014-A Notes in order to reduce the Invested Amount of such Series 2014-A Notes (an “Optional Amortization”) on such Optional Amortization Date, which notice shall specify the amount (an “Optional Amortization Amount”) for such Optional Amortization Date; provided, however, that any Optional Amortization Amount shall be in an amount of $1,000,000 or any higher multiple of $100,000; provided, further, that the Issuer may not cause any Optional Amortization to occur unless, in the reasonable belief of the Issuer and the Transferor, such Optional Amortization would not result in the occurrence of a Pay Out Event.  An Optional Amortization Notice shall state an Optional Amortization Date and an Optional Amortization Amount.  Such Optional Amortization Amount shall be paid from (i) any Available Principal Collections on deposit in the Collection Account, (ii) from funds on deposit in the Special Funding Account (but only to the extent withdrawals from the Special Funding Account will not cause the Transferor Interest to be less than the Required Transferor Interest after giving effect to such withdrawal and to such Optional Amortization), (iii) from the proceeds of the issuance of one or more new Series of Notes issued substantially contemporaneously with such Optional Amortization, (iv) from other funds paid to the Issuer by the Transferor for the express purpose of paying such Optional Amortization Amount and which are not otherwise allocable pursuant to the Transaction Documents, or (v) from any combination of items (i) through (iv) above.  On an Optional Amortization Date the Servicer shall pay the Optional Amortization Amount to the Administrative Agent for the benefit of the Class A Noteholders without penalty, premium or breakage.  After such payment has been made, the Invested Amount shall be reduced by such Optional Amortization Amount.

Section 4.10.     Investment Instructions.  Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment.  In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day.  In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made.

Section 4.11.     Note Principal Balance Increases; Reduction of Facility Limit.

(a)           The Class A Noteholders agree, by acceptance of the Class A Notes, that the Issuer may from time to time in accordance with Section 2.02 of the Note Purchase Agreement, prior to the commencement of the Controlled Amortization Period or the Early Amortization Period, request that the Purchasers fund an increase in the outstanding principal balance of the Class A Notes in the specified amounts (each such amount, a “Class A Note Principal Balance Increase”).

(b)           The Class B Noteholders agree, by acceptance of the Class B Notes, that the Issuer may from time to time during the Revolving Period or, if the Consignor Reserve Amount is greater than $0 at such time, during the Controlled Amortization Period or the Early Amortization Period, request upon five (5) Business Day prior written notice to each of the Indenture Trustee, the Servicer and the Class B Noteholders substantially in the form of Exhibit F, that the Class B Noteholders fund increases in the outstanding principal balance of the Class B Notes in the specified amounts (each such amount, a “Class B Note Principal Balance Increase”).  The Class B Noteholders shall fund a Class B Note Principal Balance Increase by payment, in same day funds, to the Issuer of the amount of such Class B Note Principal Balance Increase in accordance with the payment instructions specified in the notice delivered with respect to such Class B Note Principal Balance Increase; provided, however, that so long as each Class B Noteholder is also a Transferor, each Class B Note Principal Balance Increase shall be funded through a reduction of the Transferor Interest in the amount of such Class B Note Principal Balance Increase so long as after giving effect to such Class B Note Principal Balance Increase, the Transferor Interest shall not be less than the Required Transferor Interest.

(c)           The Issuer may reduce the Class A Facility Limit as provided in Section 2.03(a) of the Note Purchase Agreement.

[END OF ARTICLE IV]

ARTICLE V

Delivery of Series 2014-A Notes;
Distributions; Reports to Series 2014-A Noteholders

Section 5.01.     Delivery and Payment for the Series 2014-A Notes.

The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2014-A Notes in accordance with Section 2.03 of the Indenture.  The Indenture Trustee shall deliver the Series 2014-A Notes to or upon the order of the Issuer when so authenticated.

Section 5.02.     Distributions.

(a)            On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Notes pursuant to this Indenture Supplement.

(b)            On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class A Notes pursuant to this Indenture Supplement.

(c)            On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class B Notes pursuant to this Indenture Supplement.

(d)            The distributions to be made pursuant to this Section 5.02 are subject to the provisions of Sections 2.06, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01.

(e)            Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2014-A Noteholders hereunder shall be made by wire transfer of immediately available funds to the account of the Administrative Agent that has been designated by the Administrative Agent (which account shall be designated not later than five (5) Business Days prior to the applicable Distribution Date) without presentation or surrender of any Series 2014-A Note or the making of any notation thereon.

Section 5.03.     Reports and Statements to Series 2014-A Noteholders.

(a)            Not later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and the Administrative Agent (i) a statement substantially in the form of Exhibit B, or such other form as agreed between the Servicer and the Administrative Agent from time to time, prepared by the Servicer (the “Monthly Statement”) and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit C; provided that the Servicer may amend the form of Exhibit C, from time to time, with the consent of the Indenture Trustee and the Administrative Agent.

(b)            On each Distribution Date, the Paying Agent, on behalf of the Indenture Trustee, shall forward to each Series 2014-A Noteholder each Monthly Statement it receives from the Servicer.

(c)            A copy of each statement or certificate provided pursuant to paragraph (a) may be obtained by any Series 2014-A Noteholder by a request in writing to the Servicer.

(d)            (i)  On or before January 31, April 30, July 31 and October 31 of each calendar year, beginning on October 31, 2014, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar quarter was a Series 2014-A Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2014-A Noteholders, as set forth in paragraph (a) above, aggregated for such calendar quarter or the applicable portion thereof during which such Person was a Series 2014-A Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code.  Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

(ii)            On or before January 31 of each calendar year, beginning on January 31, 2015, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2014-A Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2014-A Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2014-A Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code.  Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

[END OF ARTICLE V]

ARTICLE VI

Series 2014-A Pay Out Events; Additional Servicer Defaults

Section 6.01.     Series 2014-A. Pay Out Events.  If any one of the following events (each, a “Series 2014-A Pay Out Event”) shall occur with respect to the Series 2014-A Notes:

(a)            failure on the part of the Transferor or the Issuer (i) to make any payment or deposit required to be made by the Transferor by the terms of the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring two (2) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) failure by the Transferor duly to observe or perform any other covenants or agreements of the Transferor set forth in the Transfer and Servicing Agreement, or failure by the Issuer to observe or perform any other covenants or agreements of the Issuer set forth in the Indenture or this Indenture Supplement, which failure has a material adverse effect on the Series 2014-A Noteholders and continues unremedied for a period of thirty (30) days after the earlier to occur of (x) the date on which the Transferor obtains actual knowledge of such failure and (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor and the Issuer by the Indenture Trustee, or to the Transferor, the Issuer and the Indenture Trustee by any Holder of the Series 2014-A Notes;

(b)           any representation or warranty made by the Transferor in the Transfer and Servicing Agreement or by the Issuer in the Indenture or this Indenture Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.01 or subsection 2.09(e) of the Transfer and Servicing Agreement, shall prove to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of thirty (30) days after the earlier to occur of (x) the date on which the Transferor obtains actual knowledge of such failure and (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor and the Issuer by the Indenture Trustee, or to the Transferor, the Issuer and the Indenture Trustee by any Holder of the Series 2014-A Notes and as a result of which the interests of the Series 2014-A Noteholders are materially and adversely affected for such period; provided, however, that a Series 2014-A Pay Out Event pursuant to this subsection 6.01(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the Receivables relating to such potential Series 2014-A Pay Out Event, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(c)            failure on the part of the Issuer or the Transferor to pay any indebtedness of at least $100,000 when due, which failure to pay continues beyond the applicable grace period or the Issuer or the Transferor shall otherwise default under any agreement or instrument and such default shall continue beyond the applicable grace period;

(d)           the entry of any final judgment or decree against the Issuer or the Transferor for which insurance or uncontested indemnification is not available, the collection of which has not been stayed;

(e)            (i)  the Transferor Interest for any two (2) consecutive Business Days is less than the Required Transferor Interest for such two (2) consecutive Business Days or (ii) the aggregate amount of Principal Receivables for any two (2) consecutive Business Days is less than the Required Minimum Principal Balance for such two (2) consecutive Business Days;

(f)            any Servicer Default shall occur;

(g)            the average of the Portfolio Yield for any three (3) consecutive Monthly Periods is less than the average for such three Monthly Periods of the sum of (y) the Base Rate for each such Monthly Period and (z) 1.5%;

(h)            the Class B Note Principal Balance for any five (5) consecutive Business Days is less than the Required Class B Note Principal Balance for such five (5) consecutive Business Days;

(i)             the average Monthly Payment Rates for any three (3) consecutive Monthly Periods is less than 8.0%;

(j)             the average Monthly Delinquent Receivables Ratio for any three (3) consecutive Monthly Periods is more than 12.0%; or

(k)            any Event of Default shall occur;

then, in the case of any event described in subparagraph (a), (b), or (f) after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the Holders of Series 2014-A Notes evidencing more than 50% of the aggregate unpaid principal amount of Series 2014-A Notes may declare that a Series 2014-A Pay Out Event has occurred by delivering written notice to the Transferor and the Servicer (and to the Indenture Trustee if given by the Series 2014-A Noteholders), which Series 2014-A Pay Out Event shall occur on the date of such written notice, and, in the case of any event described in subparagraph (c), (d), (e), (g), (h), (i), (j) or (k), a Series 2014-A Pay Out Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2014-A Noteholders immediately upon the occurrence of such event.

Section 6.02.     Additional Servicer Defaults.  In addition to the events identified as Servicer Defaults in Section 7.01 of the Transfer and Servicing Agreement, the following events will be “Servicer Defaults” with respect to the Series 2014-A Notes:

(a)           one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Servicer or against the Servicer, Signet Group Limited, any Material Subsidiary and any other Loan Party in aggregate and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer, Signet Group Limited, any Material Subsidiary or any other Loan Party to enforce any such judgment;

(b)           the Servicer shall fail to make any payment (whether of principal or interest) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue after any applicable grace period; provided, however, that such default shall not constitute an Servicer Default unless the aggregate outstanding principal amount of such item of Indebtedness and all other items of Indebtedness of the Servicer and the other Loan Parties as to which such defaults exist and have continued without being duly cured, waived or consented to beyond the respective grace periods, if any, therein specified exceeds $50,000,000; or

(c)           an Insolvency Event shall occur in respect of the Performance Guarantor.

[END OF ARTICLE VI]

ARTICLE VII

Redemption of Series 2014-A Notes; Final Distributions; Series Termination

Section 7.01.     Optional Redemption of Series 2014-A Notes; Final Distributions.

(a)            On any day occurring on or after the date on which the Class A Note Principal Balance is reduced to 10% or less of the largest Class A Note Principal Balance at any time after the Closing Date, the Servicer shall have the option to redeem, or cause to be redeemed, the Series 2014-A Notes at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

(b)            The Servicer shall give the Indenture Trustee at least thirty (30) calendar days prior written notice of the date on which the Servicer intends to exercise, or cause to be exercised, such optional redemption.  Not later than 12:00 noon, New York City time, on such day the Servicer shall deposit into the Collection Account in immediately available funds the excess of the Reassignment Amount over the amount, if any, on deposit in the Principal Funding Account.  Such optional redemption shall be subject to payment in full of the Reassignment Amount.  Following such deposit into the Collection Account in accordance with the foregoing, the Invested Amount for Series 2014-A shall be reduced to zero and the Series 2014-A Noteholders shall have no further security interest in the Receivables.  The Reassignment Amount shall be distributed as set forth in subsection 7.01(d).

(c)            (i)  The amount to be paid by the Transferor with respect to Series 2014-A in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Transfer and Servicing Agreement.

(ii)            The amount to be paid by the Transferor with respect to Series 2014-A in connection with a repurchase of the Notes pursuant to Section 7.01 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the Distribution Date of such repurchase.

(d)            With respect to the Reassignment Amount deposited into the Collection Account pursuant to this Section 7.01, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date and (B) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders; and (ii) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders.

(e)            Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to subsection 7.01(d) for payment to the Series 2014-A Noteholders shall be deemed distributed in full to the Series 2014-A Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section 7.01 and shall be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.

Section 7.02.     Series Termination.

(a)            If, on the forty-sixth Distribution Date following the Amortization Date, the Invested Amount (after giving effect to all changes therein on such date) is greater than zero, the Servicer, on behalf of the Indenture Trustee, shall, within the forty-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables (or interests therein) in an amount at least equal to the Invested Amount and the related Finance Charge Receivables at the close of business on the last day of the Monthly Period preceding the Series 2014-A Final Maturity Date (after giving effect to all distributions required to be made on the Series 2014-A Final Maturity Date, except pursuant to this Section 7.02).  Such bids shall require that such sale (subject to subsection 7.02(b)) occur on the Series 2014-A Final Maturity Date.  The Transferor shall be entitled to participate in, and to receive from the Servicer a copy of each other bid submitted in connection with, such bidding process.

(b)           The Servicer, on behalf of the Indenture Trustee, shall sell such Receivables (or interests therein) on the Series 2014-A Final Maturity Date to the bidder who made the highest cash purchase offer.  The proceeds of any such sale shall be treated as Collections on the Receivables allocated to the Series 2014-A Noteholders pursuant to the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables.  During the period from the forty-sixth Distribution Date following the Amortization Date to the Series 2014-A Final Maturity Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such Collections in accordance with the provisions of the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement.

[END OF ARTICLE VII]

ARTICLE VIII

Miscellaneous Provisions

Section 8.01.     Ratification of Indenture.  As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 8.02.     Private Placement of Series 2014-A Notes; Form of Delivery of Series 2014-A Notes.

(a)           The Series 2014-A Notes have not been registered under the Securities Act or any state securities law.  No transfer of any Series 2014-A Note shall be made except to a Series 2014-A Noteholder or in accordance with the terms of the Note Purchase Agreement and this Section 8.02 and only to (i) Sterling Jewelers Receivables Corp. or any Affiliate thereof, (ii) a person who the Series 2014-A Noteholder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A, or (iii) an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to such transfer, shall have executed and delivered to the Indenture Trustee a letter in the form of Exhibit G.  The Series 2014-A Notes shall bear a legend to the effect set forth in Exhibit A.  None of the Transferor, the Transfer Agent and Registrar, the Owner Trustee or the Indenture Trustee is obligated to register the Series 2014-A Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement to permit the transfer of Series 2014-A Notes without the registration of such Notes.

(b)           The Series 2014-A Notes shall be Definitive Notes and shall be delivered as Registered Notes as provided in Section 2.01 of the Indenture.

Section 8.03.     Tax and Other Matters.

(a)            Notwithstanding anything to the contrary herein, each of the Paying Agent, Servicer or Indenture Trustee shall be entitled to withhold any amount that it reasonably determines in its sole discretion is required to be withheld pursuant to Section 1446 of the Code with respect to the Class B Notes and such amount shall be deemed to have been paid for all purposes of the Indenture or the Transfer and Servicing Agreement.

(b)            This Indenture Supplement may be amended by the Transferor without the consent of the Servicer or the Indenture Trustee if the Transferor provides the Indenture Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk the Trust would be treated as a publicly traded partnership pursuant to Code Section 7704, (ii) a certificate that such amendment or modification would not materially and adversely affect any Class A Noteholder and (iii) evidence that the Administrative Agent has consented to such amendment; provided that no such amendment shall be deemed effective without the consent of the Indenture Trustee, if the Indenture Trustee’s rights, duties and obligations hereunder are thereby modified.

(c)            Each Purchaser agrees with the Transferor that: (a) such Purchaser will deliver to the Transferor on or before the Closing Date or the effective date of any participation or Note Assignment a letter in the form of Exhibit G (an “Investment Letter”), executed by such assignee Purchaser, in the case of a Note Assignment (as defined below), or by the Participant (as defined below), in the case of a participation, with respect to the purchase by such Purchaser or Participant of a portion of an interest relating to the Class A Notes and (b) all of the statements made by such Purchaser in its Investment Letter shall be true and correct as of the date made.

(d)            Each Class B Noteholder, by its holding of an interest in the Class B Notes, hereby severally represents, warrants and covenants, and each Class B Noteholder that acquires an interest in the Class B Notes by Note Assignment shall be deemed to have severally represented, warranted and covenanted upon such Note Assignment that: (i) such Class B Noteholder has not acquired and shall not sell, trade or transfer any interest in the Class B Notes, nor cause any interest in the Class B Notes to be marketed, on or through either (A) an “established securities market” within the meaning of Section 7704(b)(1) of the Code (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (B) a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code (including a market wherein interests in the Class B Notes are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Class B Notes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others), and (ii) unless the Transferor consents otherwise (which consent shall be based on an Opinion of Counsel generally to the effect that following the related transfer the number of Private Holders would not exceed eighty (80)), such Class B Noteholder (A) is properly classified as, and shall remain classified as, a “corporation” as described in Section 7701(a)(3) of the Code (including, without limitation, a corporation described in Section 1381 of the Code, subject to clause (g) of this Section 8.03) and (B) is not, and shall not become, an “S corporation” as described in Section 1361 of the Code.  Each Class B Noteholder represents, warrants and covenants that it shall (A) cause each of its Participants otherwise permitted hereunder to make representations, warranties and covenants similar to the foregoing for the benefit of the Transferor, the Indenture Trustee and the Trust at the time such Participant becomes a Participant and (B) forward a copy of such representations, warranties and covenants to the Indenture Trustee.  In the event of any breach of the representation, warranty and covenant of a Class B Noteholder or its Participant that such Class B Noteholder or Participant shall remain classified as a corporation other than an S corporation, such Class B Noteholder shall notify the Transferor promptly upon such Class B Noteholder’s becoming aware of such breach, and thereupon the Class B Noteholder hereby agrees to use reasonable efforts to procure a replacement investor which is a Permitted Note Participant or is otherwise reasonably acceptable to the Transferor not so affected to replace such affected Class B Noteholder.  In any such event, the Transferor shall also have the right to procure a replacement investor.  Each affected Class B Noteholder hereby agrees to take all actions necessary to permit a replacement investor to succeed to its rights and obligations hereunder.  Each Class B Noteholder which has a Participant which has breached its representation, warranty and covenant that it shall remain classified as a corporation other than an S corporation hereby agrees (without limiting the right of the Transferor to procure a replacement investor for such Class B Noteholder as provided above in this paragraph) to notify the Transferor of such breach promptly upon such Class B Noteholder’s becoming aware thereof and to use reasonable efforts to procure a replacement Participant, as applicable, not so affected which is a Permitted Note Participant or is otherwise acceptable to the Transferor to replace any such Participant.

(e)            Subject to Section 8.02, each Class A Noteholder (and each Person on behalf of which any Class A Noteholder may be holding a Class A Note) may at any time sell, assign or otherwise transfer, to the extent of such Class A Noteholder’s interest in the Class A Notes (each, a “Note Assignment”) as provided in Section 8.01 of the Note Purchase Agreement.

(f)             Subject to Section 8.02, any Class A Noteholder may at any time grant a participation in all or part of its interest in Class A Notes to any Person (each such Person, a “Participant”); provided, however, that such participation shall be void, unless such Participant complies with the applicable provisions of this Section 8.03 and such Class A Noteholder delivers to the Indenture Trustee, prior to the effectiveness of its participation, a copy of an agreement under which such Participant has made the representations, warranties and covenants required to be made pursuant to this Section 8.03.  Each Class A Noteholder hereby acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Class A Noteholder’s direct obligations hereunder and that the Transferor shall have no obligation to have any communication or relationship whatsoever with any Participant of such Class A Noteholder in order to enforce the obligations of such Class A Noteholder hereunder.  Each Class A Noteholder shall promptly notify the Indenture Trustee (who shall promptly notify the Transferor) in writing of the identity and interest of each Participant upon any such disposition. In granting any participation, such Class A Noteholder will provide to the Servicer and Indenture Trustee, the forms described in (i), (ii) and (iii) of subsection 8.03(i) as though the Participant were a Class A Noteholder, and such Class A Noteholder similarly will provide subsequent forms as described in subsection 8.03(i) with respect to such Participant as though it were a Class A Noteholder.

(g)            To the fullest extent permitted by applicable law, the Class B Notes (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person; provided, however, that any Class B Note (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of if the transferor thereof has provided the Owner Trustee and the Indenture Trustee with a Tax Opinion relating to such sale, transfer, assignment, participation, pledge or other disposition.

(h)            It is the intention of the parties hereto that the Class A Notes be characterized as debt for federal income tax purposes and the provisions of this Indenture Supplement, the Indenture and the Transfer and Servicing Agreement shall be interpreted accordingly.  The Transferor and, by acceptance of its Class A Notes, each holder agrees to treat its interest in the Trust for all tax reporting consistent with such intention of the parties.

(i)             Each of the Class A Noteholders agrees that prior to the date on which the first interest payment hereunder is due thereto, it will provide to the Servicer and the Indenture Trustee (i) if such Class A Noteholder is created or organized under the laws of a jurisdiction outside the United States, two duly completed copies of the United States Internal Revenue Service Form W-8ECI, Form W-8BEN, as applicable, or in either case successor applicable or required forms, and if claiming benefits of the portfolio interest exemption, a certificate to the effect that the Class A Noteholder is not a “bank” or  a “10 percent shareholder” of the Transferor, in each case as described in Section 881(c)(3) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, (ii) a duly completed copy of United States Internal Revenue Service Form W-9 or successor applicable or required forms, and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes.  Each Class A Noteholder agrees to provide to the Servicer and Indenture Trustee, like additional subsequent duly completed forms (subject to like consent) satisfactory to the Servicer and Indenture Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Servicer or Indenture Trustee.

Section 8.04.     Counterparts.  This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Indenture Supplement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Indenture Supplement.

Section 8.05.     Covenants of the Indenture Trustee.

(a)           The Indenture Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 to the Amended and Restated Transfer and Servicing Agreement and delivered to the Indenture Trustee, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Indenture Trustee, (ii) in connection with the performance of the Indenture Trustee’s or the Trust’s duties hereunder, or (iii) to bona fide creditors or potential creditors of the Trust, the Owner Trustee, any Account Owner, a Seller, SJRC or any Transferor for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreements.  The Indenture Trustee agrees to take such measures as shall be reasonably requested by any Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow each Transferor or its duly authorized representatives to inspect the Indenture Trustee’s security and confidentiality arrangements as they specifically relate to the administration of the Trust from time to time during normal business hours upon prior written notice.  The Indenture Trustee shall provide the applicable Transferor with notice five (5) Business Days prior to disclosure of any information of the type described in this subsection 8.05(a).

(b)           The Indenture Trustee hereby agrees not to use any information it obtains pursuant to this Agreement, including any of the account numbers or other information contained in the computer files, microfiche lists or printed lists marked as Schedule 1 to the Amended and Restated Transfer and Servicing Agreement or otherwise delivered by the Transferor to the Indenture Trustee pursuant to Sections 2.01, 2.09 or 2.10 of the Amended and Restated Transfer and Servicing Agreement, to compete or assist any person in competing with any Account Owner or any Transferor in its credit card business.

Section 8.06.     GOVERNING LAW.  THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.07.     Additional Notice.  The Transferor shall notify the Administrative Agent promptly after becoming aware of any Lien on any Receivable other than the conveyances under the Transfer and Servicing Agreement and the Indenture and of any merger, consolidation, assumption or transfer referred to in Section 4.02 of the Transfer and Service Agreement.

Section 8.08.     WAIVERS OF JURY TRIAL.  EACH OF THE TRANSFEROR, THE SERVICER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE TRANSFER AND SERVICING AGREEMENT, THE INDENTURE AND THIS INDENTURE SUPPLEMENT AND FOR ANY COUNTERCLAIM THEREIN OR HEREIN.

Section 8.09.     No Proceeding.  The Indenture Trustee, the Transferor and the Servicer each hereby agrees that it will not at any time prior to the date which is one year and one day after the later of (i) the termination of the Note Purchase Agreement with respect to the Purchasers or (ii) payment in full of all outstanding Commercial Paper Notes (as defined in the Note Purchase Agreement) of the related Purchaser, institute against any Purchaser in connection with the Transfer and Servicing Agreement, the Indenture, this Indenture Supplement or the Series 2014-A Notes any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

Section 8.10.     Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company ("WTC"), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustee or the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

Section 8.11.     Rights of the Indenture Trustee.  The Indenture Trustee shall be entitled to the same rights, protections, immunities and indemnities set forth in the Master Indenture as if specifically set forth herein.

Section 8.12.     USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas.  The parties to this Agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

Section 8.13.     Collections and Allocations.  For the purposes of Section 8.04(a)(ii) of the Indenture, during the Revolving Period the Performance Guarantor having a public debt rating greater than or equal to “BB+” from Standard & Poor’s or “Ba2” from Moody’s shall satisfy the Rating Agency Condition.

Section 8.14.     Rating Agency Condition.  For the purposes of the definition of Rating Agency Condition in the Indenture and Series 2014-A, “Rating Agency Condition” shall mean the written consent of the Administrative Agent.  Whenever a Transaction Document requires the consent of or notice to a Rating Agency, the Administrative Agent shall be deemed to be the Rating Agency with  respect to the Class A Notes.

Section 8.15.     Series Account.  Each of the Collection Account and the Special Funding Account shall constitute a Series Account for Series 2014-A.

Section 8.16.     Account Addition Test.  For the purposes of the Transfer and Servicing Agreement the Account Addition Test shall have the meaning given to it in the side letter among the Transferor, the Servicer and the Issuer dated as of the date hereof.

[END OF ARTICLE VIII]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

STERLING JEWELERS RECEIVABLES MASTER
NOTE TRUST,
as Issuer

By:	Wilmington Trust Company,
not in its individual capacity,
but solely as Owner Trustee

By:	/s/ Jeanne M. Oller
	Name:	Jeanne M. Oller
	Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY for
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee

By:	/s/ Michele H. Y. Voon
	Name:	Michele H.Y. Voon
	Title:	Vice President

By:	/s/ Mark DiGiacomo
	Name:	Mark DiGiacomo
	Title:	Vice President

STERLING JEWELERS INC.,
as Servicer

By:	/s/ Simon Cashman
	Name:	Simon Cashman
	Title:	SVP

[Indenture Supplement]

Acknowledged and Accepted:

STERLING JEWELERS RECEIVABLES CORP.,
as Transferor

By:	/s/ Simon Cashman
	Name:	Simon Cashman
	Title:	VP

[Indenture Supplement]

EXHIBIT A-1

FORM OF CLASS A NOTE

THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QUALIFIED INSTITUTIONAL BUYER”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO AN ENTITY QUALIFYING AS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT FALL WITHIN SUCH PARAGRAPHS, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2014-A INDENTURE SUPPLEMENT REFERRED TO HEREIN.  NONE OF THE TRANSFEROR, THE TRANSFER AGENT, TRANSFER AGENT REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE CLASS A NOTES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR “BLUE SKY” LAW.

EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST AND STERLING JEWELERS RECEIVABLES CORP., THAT (1) IT IS NOT A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PROVISION OF ANY OTHER FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH, A “PLAN”), OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING OR HOLDING THE CLASS A NOTES OR INTEREST THEREIN ON BEHALF OF, AS FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY PLAN OR (II) IS PURCHASING OR HOLDING THE CLASS A NOTES WITH THE ASSETS OF A PLAN AND ITS PURCHASE AND HOLDING OF SUCH CLASS A NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT VIOLATE ANY APPLICABLE PROVISION OF ANY APPLICABLE SIMILAR LAWS.

ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 8.02 AND 8.03 OF THE INDENTURE SUPPLEMENT.

A-1-1

THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS A NOTE ALLOCABLE TO PRINCIPAL.  IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT REFERRED TO HEREIN.  ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE DIFFERENT FROM THE INITIAL OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW.  ANYONE ACQUIRING THIS CLASS A NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE BY INQUIRY OF THE INDENTURE TRUSTEE.  ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE INDENTURE TRUSTEE IS DEUTSCHE BANK TRUST COMPANY AMERICAS.

A-1-2

INITIAL OUTSTANDING PRINCIPAL BALANCE

REGISTERED	$____1

No. ____

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

SERIES 2014-A

CLASS A ASSET BACKED VARIABLE FUNDING NOTE

Sterling Jewelers Receivables Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by a Trust Agreement dated as of October 18, 2001, for value received, hereby promises to pay to J.P. Morgan Chase Bank N.A., on behalf of _____, or registered assigns, subject to the following provisions, the principal sum of ________________ DOLLARS ($__________ ), or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2014-A Final Maturity Date, except as otherwise provided below or in the Indenture Supplement.  The Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Interest Rate on each Distribution Date until the principal amount of this Note is paid in full.  Interest on this Note will accrue for each Distribution Date from and including the first day of the calendar month immediately preceding such Distribution Date to and including the last day of the calendar month immediately preceding such Distribution Date, or, for the initial Distribution Date, from and including the Closing Date to but excluding the last day of the calendar month preceding such Distribution Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Master Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

1 Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

A-1-3

IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

Dated: _________ ____, 2014

A-1-4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Master Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee,

By:
Authorized Signatory

By:
Authorized Signatory

A-1-5

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

SERIES 2014-A

CLASS A ASSET BACKED VARIABLE FUNDING NOTE

Summary of Terms and Conditions

This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Sterling Jewelers Receivables Master Note Trust, Series 2014-A (the “Series 2014-A Notes”), issued under a Master Indenture, dated as of November 2, 2001 (the “Master Indenture”), among the Issuer, Sterling Jewelers Inc., as Servicer (the “Servicer”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2014-A Indenture Supplement, dated as of May 15, 2014 (the “Indenture Supplement”), among the Issuer, the Servicer and the Indenture Trustee and representing the right to receive certain payments from the Issuer.  The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement.  The Series 2014-A Notes are subject to all of the terms of the Indenture.  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.  In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class B Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Class A Note Initial Principal Balance is $0.00.  The Class A Note Principal Balance on any date will be an amount equal to (a) the Class A Note Initial Principal Balance, plus (b) the aggregate amount of Class A Note Principal Balance Increases made on or prior to such date, minus (c) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

The “Scheduled Series 2014-A Termination Date” is the tenth (10th) Distribution Date with respect to the Controlled Amortization Period, but principal with respect to the Class A Notes may be paid earlier or later under certain circumstances described in the Indenture.  If for one or more months during the Controlled Amortization Period there are not sufficient funds to pay the Controlled Distribution Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Amortization Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Scheduled Series 2014-A Termination Date.  Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

A-1-6

Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of Notes.

On each Distribution Date, the Paying Agent shall distribute to the Administrative Agent on behalf of each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement.  Except as provided in the Indenture with respect to a final distribution, distributions to Series 2014-A Noteholders shall be made by (i) wire transfer to the Administrative Agent on behalf of each Series 2014-A Noteholder at the account specified by the Administrative Agent to the Indenture Trustee and the Servicer and (ii) without presentation or surrender of any Series 2014-A Note or the making of any notation thereon.  Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2014-A Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the outstanding principal balance of the Class A Notes is reduced to 10% or less of the largest outstanding principal balance of the Class A Notes at any time after the Closing Date, the Issuer shall have the option to redeem the Series 2014-A Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

This Class A Note does not represent an obligation of, or an interest in or the assets of, the Transferor, the Servicer or any Affiliate thereof.

Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000.  The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

A-1-7

As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar.  No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

It is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by Wilmington Trust Company ("WTC"), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustee or the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Note and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note or any other related documents.

A-1-8

ASSIGNMENT

Social Security or other identifying number of assignee __________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints , ___________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		2

Signature Guaranteed:

2 NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-1-9

EXHIBIT A-2

FORM OF CLASS B ASSET BACKED VARIABLE FUNDING NOTE

THIS CLASS B NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QUALIFIED INSTITUTIONAL BUYER”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO AN ENTITY QUALIFYING AS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT FALL WITHIN SUCH PARAGRAPHS, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2014-A INDENTURE SUPPLEMENT REFERRED TO HEREIN.  NONE OF THE TRANSFEROR, THE TRANSFER AGENT, TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE CLASS B NOTES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR “BLUE SKY” LAW.

EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST AND STERLING JEWELERS RECEIVABLES CORP., THAT (1) IT IS NOT A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PROVISION OF ANY OTHER FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH, A “PLAN”), OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING OR HOLDING THE CLASS B NOTES OR INTEREST THEREIN ON BEHALF OF, AS FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY PLAN OR (II) IS PURCHASING OR HOLDING THE CLASS B NOTES WITH THE ASSETS OF A PLAN AND ITS PURCHASE AND HOLDING OF SUCH CLASS B NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT VIOLATE ANY APPLICABLE PROVISION OF ANY APPLICABLE SIMILAR LAWS.

ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS B NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 8.02 AND 8.03 OF THE INDENTURE SUPPLEMENT.

A-2-1

THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS B NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS B NOTE ALLOCABLE TO PRINCIPAL.  IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS B NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT REFERRED TO HEREIN.  ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS B NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS B NOTE MAY BE DIFFERENT FROM THE INITIAL OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW.  ANYONE ACQUIRING THIS CLASS B NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS B NOTE BY INQUIRY OF THE INDENTURE TRUSTEE.  ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS B NOTES, THE INDENTURE TRUSTEE IS DEUTSCHE BANK TRUST COMPANY AMERICAS.

A-2-2

INITIAL OUTSTANDING PRINCIPAL BALANCE

REGISTERED	$ ___3

No. _____

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

SERIES 2014-A

CLASS B ASSET BACKED VARIABLE FUNDING NOTE

Sterling Jewelers Receivables Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by a Trust Agreement dated as of October 18, 2001, for value received, hereby promises to pay to Sterling Jewelers Receivables Corp., or registered assigns, subject to the following provisions, the principal sum of ________ DOLLARS ($ _________), or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2014-A Final Maturity Date, except as otherwise provided below or in the Indenture Supplement.  This Note shall not accrue interest.  Principal of this Note shall be paid in the manner specified on the reverse hereof.

The principal of this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Master Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES AS SPECIFIED IN THE INDENTURE SUPPLEMENT.

3 Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

A-2-3

IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

Dated: ______, 2014

A-2-4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes described in the within-mentioned Master Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee,

By:
Authorized Signatory

By:
Authorized Signatory

A-2-5

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

SERIES 2014-A

CLASS B ASSET BACKED VARIABLE FUNDING NOTE

Summary of Terms and Conditions

This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as Sterling Jewelers Receivables Master Note Trust, Series 2014-A (the “Series 2014-A Notes”), issued under a Master Indenture dated as of November 2, 2001 (the “Master Indenture”), among the Issuer, Sterling Jewelers Inc., as Servicer (the “Servicer”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2014-A Indenture Supplement dated as of May 15, 2014 (the “Indenture Supplement”), among the Issuer, the Servicer and the Indenture Trustee and representing the right to receive certain payments from the Issuer.  The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement.  The Series 2014-A Notes are subject to all of the terms of the Indenture.  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.  In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Class B Initial Note Principal Balance is $0.00.  The Class B Note Principal Balance on any date will be an amount equal to (a) the Class B Initial Note Principal Balance, plus (b) the aggregate amount of Class B Note Principal Balance Increases made on or prior to such date, minus (c) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.

The Scheduled Series 2014-A Termination Date is the tenth (10th) Distribution Date with respect to the Controlled Amortization Period, but principal with respect to the Class B Notes may be paid earlier or later under certain circumstances described in the Indenture.  If for one or more months during the Controlled Amortization Period there are not sufficient funds to pay the Controlled Distribution Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Amortization Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Scheduled Series 2014-A Termination Date.  Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

A-2-6

Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of Notes.

On each Deposit Date, at the request of the Class B Noteholders, the Servicer shall cause the Paying Agent to make a principal payment to the extent provided in Section 4.01(c) of the Indenture Supplement.

On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (except for the final distribution in respect of this Class B Note) such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal on the Class B Notes pursuant to the Indenture Supplement.  Except as provided in the Indenture with respect to a final distribution, distributions to Series 2014-A Noteholders shall be made by (i) wire transfer to each Series 2014-A Noteholder at the account specified by the Deal Agent to the Indenture Trustee and the Servicer and (ii) without presentation or surrender of any Series 2014-A Note or the making of any notation thereon.  Final payment of this Class B Note will be made only upon presentation and surrender of this Class B Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2014-A Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the outstanding principal balance of the Class A Notes is reduced to 10% or less of the largest outstanding principal balance of the Class A Notes at any time after the Closing Date, the Issuer shall have the option to redeem the Series 2014-A Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

This Class B Note does not represent an obligation of, or an interest in, the Transferor, the Servicer or any Affiliate thereof.

Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class B Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000.  The transfer of this Class B Note shall be registered in the Note Register upon surrender of this Class B Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class B Noteholder or such Class B Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class B Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

A-2-7

As provided in the Indenture and subject to certain limitations therein set forth, Class B Notes are exchangeable for new Class B Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar.  No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

It is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by Wilmington Trust Company ("WTC"), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustee or the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Note and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note or any other related documents.

A-2-8

ASSIGNMENT

Social Security or other identifying number of assignee _______________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________ (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	__________________4

Signature Guaranteed:

4 NOTE: The signature to this Assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-2-9

EXHIBIT B

FORM OF MONTHLY STATEMENT

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST
SERIES 2014-A

Pursuant to the Master Indenture, dated as of November 2, 2001 (as amended and supplemented, the “Master Indenture”), as supplemented by the Series 2014-A Indenture Supplement, dated as of May 15, 2014 (the “Indenture Supplement “), each among Sterling Jewelers Receivables Master Note Trust (the “Trust”), Deutsche Bank Trust Company Americas, as indenture trustee, and Sterling Jewelers Inc., as servicer (the “Servicer”), under the Transfer and Servicing Agreement, dated as of November 2, 2001 (the “Transfer and Servicing Agreement”) among Sterling Jewelers Receivables Corp., as Transferor, the Servicer and the Trust, is required to prepare certain information each month regarding current distributions to the Series 2014-A Noteholders and the performance of the Trust during the previous month.  The information which is required to be prepared with respect to the Distribution Date of _______, and with respect to the performance of the Trust during the Monthly Period ended ________ is set forth on the attached schedule.  Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Master Indenture and the Indenture Supplement.

STERLING JEWELERS INC.,
as Servicer

By:
Name: [Simon Cashman] [Robert D Trabucco]
Title:

ATTACHMENT TO MONTHLY STATEMENT

A)	Information regarding distributions in respect of the Class A Notes
	(1) The total amount of the distribution in respect of Class A Notes	$_________
	(2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Notes	$_________
	(3) The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Notes	$_________
B)	Information regarding distributions in respect of the Class B Notes
	(1) The total amount of the distribution in respect of Class B Notes	$_________
	(2) Payout Events Test (Indenture Supplement Section 6.01)	Pass / Fail
	Required Transferor Interest met (Section 6.01(e)(i))	Pass / Fail
	Required Minimum Principal Balance met (Section 6.01(e)(ii))	Pass / Fail
	Portfolio Yield requirements met (Section 6.01(g)(i)	Pass / Fail
	Required Class B Note Principal Balance met (Section 6.01 (h))	Pass / Fail
	Monthly Payment Rate requirements met (Section 6.01(i)(i))	Pass / Fail
	Monthly Delinquent Receivables Ratio (Section 6.01(i)(j))	Pass / Fail
	No Payout Event has occurred with respect to any other Series (Section 6.01(k))	Pass / Fail

RECEIVABLES --

Total Collections of Finance Charge Receivables		$_________
Total Collections of Principal Receivables		$_________
Total Receivables as of the last day of the preceding Monthly Period		$_________
	Number of Additional Accounts designated during the preceding Monthly Period	$_________
	Number of Additional Accounts constituting Excluded Accounts	$_________
	Total amount of Principal Receivables in Additional Accounts designated during the preceding Monthly Period	$_________

DELINQUENCIES AND LOSSES --

Aggregate amount of Adjusted Invested Amounts that were delinquent as of the last day of the preceding Monthly Period
31-60 Days Delinquent	$_________
61-90 Days Delinquent	$_________
90-120 Days Delinquent	$_________
121 or More Days Delinquent	$_________
Total 31+ Days Delinquent	$_________
Defaulted Receivables during preceding Monthly Period	$_________

NOTE PRINCIPAL BALANCES --

Class A Note Principal Balance	$_________
Class B Note Principal Balance
Initial Invested Amount

SERIES 2014-A INFORMATION

Floating Investor Percentage	_________%
Fixed Investor Percentage	_________%
Series 2014-A percentage	_________%
Special Funding Amount as of the last day of the preceding Monthly Period	$_________
Available Finance Charge Collections	$_________
Monthly Servicing Fees	$_________
Available Principal Collections	$_________
Excess Finance Charge Collections	$_________
Shared Principal Collections	$_________
Consignment Reserve Amount	$_________

Total Investor Default Amount for such Monthly Period	$_________
Transferor Interest as of the end of the day on the last day for the proceeding Monthly Period	$_________
Transferor Percentage as of the end of the day on the last day of the proceeding Monthly Period	_________%

APPLICATION OF COLLECTIONS --

Class A Monthly Interest	$_________
Monthly Servicing Fee	$_________
Investor Default Amount	$_________
Series 2014-A unpaid Adjustment Payments	$_________
Investor Charge Offs and Reallocated Principal Collections not previously reimbursed	$_________
If an Event of Default has occurred and is continuing, amounts to be treated as Available Principal Collections	$_________
Other amounts owing by the Trust	$_________
Amounts to be treated as Excess Finance Charge Collections	$_________

PORTFOLIO YIELD, BASE RATE AND PAYMENT RATE --

Base Rate for preceding Monthly Period	_________%
Base Rate (second preceding Monthly Period)	_________%
Base Rate (third preceding Monthly Period)	_________%
Portfolio Yield for preceding Monthly Period	_________%
Portfolio Yield (second preceding Monthly Period)	_________%
Portfolio Yield (third preceding Monthly Period)	_________%
Base Rate for preceding Monthly Period + 1.5% %	_________%
Base Rate (second preceding Monthly Period) + 1.5%	_________%
Base Rate (third preceding Monthly Period) + 1.5% %	_________%
(Portfolio Yield (preceding Monthly Period)) — (Base Rate for preceding Monthly Period + 1.5%)	_________%
(Portfolio Yield (second preceding Monthly Period)) — (Base Rate (second preceding Monthly Period) + 1.5%)	_________%
(Portfolio Yield (third preceding Monthly Period)) — (Base Rate (third preceding Monthly Period) + 1.5%)	_________%
Portfolio Yield — Base Rate (preceding monthly period)	_________%
Payment Rate (preceding Monthly Period)	_________%
Payment Rate (second preceding Monthly Period)	_________%
Payment Rate (third preceding Monthly Period)	_________%
Average Payment Rate for three month period	_________%

PRINCIPAL COLLECTIONS --

Series 2014-A Principal Shortfall	_________%
Shared Principal Collections allocable from other Principal Sharing Series	_________%

INVESTOR CHARGE-OFFS AND REDUCTIONS

Total Investor Charge-Offs	$_________
Reductions in Invested Amount (other than by Principal Payments)	$_________
Previous reductions in Invested Amount reimbursed	$_________

EXHIBIT C

FORM OF MONTHLY SERVICER’S CERTIFICATE

STERLING JEWELERS INC.

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

SERIES 2014-A

The undersigned, a duly authorized representative of Sterling Jewelers Inc. (“SJI”), as Servicer pursuant to the Transfer and Servicing Agreement, dated as of November 2, 2001 (as amended and supplemented, the “Transfer and Servicing Agreement”), among SJI, Sterling Jewelers Receivables Corp. (the “Company”), as Transferor and Sterling Jewelers Receivables Master Note Trust, as Issuer (the “Trust”), does hereby certify as follows:

1.        Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement or the Master Indenture, each dated as of November 2, 2001 (the “Master Indenture”), among the Trust, SJI and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2014-A Indenture Supplement, dated as of May 15, 2014, among the Trust, SJI and the Indenture Trustee (as amended and supplemented, the “Indenture Supplement” and together with the Master Indenture, the “Indenture “), as applicable.

2.        SJI is, as of the date hereof, the Servicer under the Transfer and Servicing Agreement.

3.        The undersigned is an Authorized Officer of the Servicer.

4.        This Certificate relates to the Distribution Date occurring on _______ ___, 20__.

5.        As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Transfer and Servicing Agreement and the Indenture through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default]; if applicable, insert “None.”

6.        As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution Date.

C-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ____ day of ___ __, 20__.

STERLING JEWELERS INC.,
Servicer

By:
Name: [Simon Cashman] [Robert D Trabucco]
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF LIMITED AMORTIZATION

[Date]

Deutsche Bank Trust Company Americas,
[Address]

Sterling Jewelers Inc.
[Address]

J.P. Morgan Chase Bank N.A.
[Address]

Re:	Sterling Jewelers Receivables Master Note Trust, Series 2014-A Notes

Ladies and Gentlemen:

Pursuant to subsection 4.09(a) of the Series 2014-A Indenture Supplement, dated as of May 15, 2014, to the Master Indenture, dated as of November 2, 2001, each among Sterling Jewelers Receivables Master Note Trust, a Delaware statutory trust, as Issuer, Sterling Jewelers Inc., a Delaware corporation, as Servicer and Deutsche Bank Trust Company Americas, a New York banking corporation, as Indenture Trustee (terms defined therein being used herein as therein defined), this notice represents the Issuer’s request to reduce the Class A Note Principal Balance and the Class B Note Principal Balance, beginning on the Distribution Date falling in the __________, 20__ Monthly Period, by an aggregate amount equal to $ ________________.5

It is expressly understood and agreed by the parties hereto that (a) Notice is executed and delivered by Wilmington Trust Company ("WTC"), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustee or the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Notice and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Notice or any other related documents.

5 Each such decrease shall be in a minimum amount of $1,000,000 plus integral multiples of $100,000 in excess thereof.

D-1

Very truly yours,

STERLING JEWELERS RECEIVABLES
MASTER NOTE TRUST,
Issuer

By:	Wilmington Trust Company,
not in its individual capacity
but solely as Owner Trustee

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF OPTIONAL AMORTIZATION

Deutsche Bank Trust Company Americas
[Address]

J.P. Morgan Chase Bank N.A.
[Address]

Pursuant to subsection 4.09(b) of the Series 2014-A Indenture Supplement, dated as of May 15, 2014, to the Master Indenture, dated as of November 2, 2001, each among Sterling Jewelers Receivables Master Note Trust, a Delaware statutory trust, as Issuer, Sterling Jewelers Inc., a Delaware corporation, as Servicer and Deutsche Bank Trust Company Americas, a New York banking corporation, as Indenture Trustee (terms defined therein being used herein as therein defined), the Servicer hereby provides notice of an optional amortization in the amount and on the date set forth below:

Optional Amortization Date: _________________

Optional Amortization Amount:     $ _______________

Class A Investor Amount on Optional Amortization Date:    $ ______________

IN WITNESS WHEREOF, I have duly executed and delivered this Optional Amortization Notice on this ____ day of _______, 20___.

STERLING JEWELERS INC.,
as Servicer

By:
Name:
Title:

E-1

EXHIBIT F

[Date]

Deutsche Bank Trust Company Americas
[Address]

Sterling Jewelers Inc.
[Address]

Sterling Jewelers Receivables Corp.
[Address]

Re:	Sterling Jewelers Receivables Master Note Trust, Series 2014-A Notes

Ladies and Gentlemen:

Pursuant to subsection 4.11(b) of the Series 2014-A Indenture Supplement dated as of May 15, 2014, to the Master Indenture dated as of November 2, 2001, each among Sterling Jewelers Receivables Master Note Trust, a Delaware statutory trust, Sterling Jewelers Inc., a Delaware corporation, as servicer and Deutsche Bank Trust Company Americas, a New York banking corporation, as Indenture Trustee (terms defined therein being used herein as therein defined), the Issuer hereby irrevocably requests a Note Principal Balance Increase as follows:

1.	The requested aggregate amount of such Class B Note Principal Balance Increase is $_________.

2.	Such Class B Note Principal Balance Increase is requested to be made on _________, the Increase Date.

3.	Proceeds of such Class B Note Principal Balance Increase shall be remitted on the applicable Increase Date in immediately available funds to [specify payment instructions].

It is expressly understood and agreed by the parties hereto that (a) this request is executed and delivered by Wilmington Trust Company ("WTC"), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustee or the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this request and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this request or any other related documents.

F-1

Very truly yours,

STERLING JEWELERS RECEIVABLES
MASTER NOTE TRUST, as Issuer

By:	Wilmington Trust Company,
not in its individual capacity
but solely as Owner Trustee

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF INVESTMENT LETTER

May 15, 2014

Sterling Jewelers Receivables Corp.
375 Ghent Road
Akron, Ohio 44333
Attn.: ____________________

Re:	Sterling Jewelers Receivables Master Note Trust;
Purchase of Series 2014-A Class A Notes

Ladies and Gentlemen:

This letter (the “Investment Letter”) is delivered by the undersigned (the “Purchaser”) pursuant to Section 8.03(c) of the Series 2014-A Supplement (the “Indenture Supplement”), dated as of May 15, 2014 among Sterling Jewelers Receivables Master Note Trust, as Issuer (the “Issuer”), Sterling Jewelers Inc., as Servicer (the “Servicer”) and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”) to the Master Indenture (as amended, the “Indenture”), dated as of November 2, 2001 among the Issuer, the Servicer and the Indenture Trustee and pursuant to that certain Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) dated as of May 15, 2014, among Sterling Jewelers Receivables Corp. (the “Transferor”), the Issuer, the Servicer, each conduit purchaser party thereto from time to time, each committed purchaser party thereto from time to time, and J.P. Morgan Chase Bank N.A., as Administrative Agent.  Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement or the Indenture Supplement.  The Purchaser represents to and agrees with the Transferor as follows:

(a)            It is authorized to enter into the Note Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(b)           It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Class A Notes and is able to bear the economic risk of such investment.

(c)            It is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) as promulgated by the Securities and Exchange Commission (the “Commission”).  The Purchaser understands that the offering and sale of the Class A Notes has not been and will not be registered under the Securities Act or any applicable state securities laws or securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, and that the offering and sale of the Class A Notes has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

(d)           It will not resell or otherwise transfer the Class A Notes except in accordance with the Note Purchase Agreement and the Indenture Supplement and (i) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or (ii) to a person who the Purchaser reasonably believes is a “qualified institutional buyer” (within the meaning thereof in Rule 144A under the Securities Act) in compliance with Rule 144A.  In connection therewith, the Purchaser hereby agrees that it will not resell or otherwise transfer the Class A Notes or any interest therein unless the purchaser thereof provides to the addressee hereof a letter from such Purchaser substantially in the form hereof.

(e)            It understands that each of the Class A Notes will bear a legend to substantially the following effect:

THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QUALIFIED INSTITUTIONAL BUYER”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO AN ENTITY QUALIFYING AS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT FALL WITHIN SUCH PARAGRAPHS, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST AND STERLING JEWELERS RECEIVABLES CORP., THAT (1) IT IS NOT A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PROVISION OF ANY OTHER FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION WHICH IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH, A “PLAN”), OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING OR HOLDING THE CLASS A NOTES OR INTEREST THEREIN ON BEHALF OF, AS FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY PLAN OR (II) IS PURCHASING OR HOLDING THE CLASS A NOTES WITH THE ASSETS OF A PLAN AND ITS PURCHASE AND HOLDING OF SUCH CLASS A NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT VIOLATE ANY APPLICABLE PROVISION OF ANY APPLICABLE SIMILAR LAWS.

ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 8.02 AND 8.03 OF THE INDENTURE SUPPLEMENT.

THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS A NOTE ALLOCABLE TO PRINCIPAL.  IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT REFERRED TO HEREIN.  ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE DIFFERENT FROM THE INITIAL OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW.  ANYONE ACQUIRING THIS CLASS A NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE BY INQUIRY OF THE INDENTURE TRUSTEE.  ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE INDENTURE TRUSTEE IS BANKERS TRUST COMPANY.

(f)             It represents and warrants that (i) it is not a retirement plan or other employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of any other federal, state, local or non-U.S. law or regulation which is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (collectively, “Similar Laws”) (each, a “Plan”), or any person who is directly or indirectly purchasing or holding the Class A Notes or interest therein on behalf of, as fiduciary of, as trustee of, or with assets of, any Plan or (ii) is purchasing or holding the Class A Notes with the assets of a Plan and its purchase and holding of such Class A Notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not violate any applicable provision of any applicable Similar Laws.

(g)           This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

Very truly yours,

[__________________]

By:
Name:
Title: